  As filed with the Securities and Exchange Commission on September  11, 2000
                                                      Registration No. 333-93487
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               _________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      to
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                               _________________

                              SNOWBALL.COM, INC.
            (Exact name of Registrant as specified in its charter)

          Delaware                                      7375                      94-3316902
(State or other jurisdiction of              (Primary standard industrial      (I.R.S. employer
incorporation or organization)               classification code number)       identification no.)

                   250 Executive Park Boulevard, Suite 4000
                           San Francisco, CA  94134
                                (415) 508-2000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               James R. Tolonen
                            Chief Financial Officer
                              Snowball.com, Inc.
                   250 Executive Park Boulevard, Suite 4000
                           San Francisco, CA  94134
                                (415) 508-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  Copies to:

                          Robert B. Dellenbach, Esq.
                             Darren L. Nunn, Esq.
                              FENWICK & WEST LLP
                              275 Battery Street
                        San Francisco, California 94111
                                (415) 875-2300

       Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] Registration No. 333-93487

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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                               EXPLANATORY NOTE

     This Post-effective Amendment No. 1 to the Registration Statement on Form S-1 of Snowball.com, Inc. (Registration No. 333-93487) is being filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended, to file the following additional exhibit:

     27.01  Financial Data Schedule (Year Ended December 31, 1999)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 11/th/ day of September, 2000.

                           SNOWBALL.COM, INC.

                           By:               /s/ JAMES R. TOLONEN
                               -------------------------------------------------
                                                  James R. Tolonen
                             Chief Financial Officer and Chief Operating Officer

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Post-effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                    Signature                                    Title                                       Date
                    ---------                                    -----                                       -----

                        *                               President, Chief Executive                    September 11, 2000
--------------------------------------------
                   Mark A. Jung                         Officer and a director
                                                        (Principal Executive Officer)

              /s/   JAMES R. TOLONEN                    Chief Financial Officer,                      September 11, 2000
--------------------------------------------
                 James R. Tolonen                       Chief Operating Officer and a director
                                                        (Principal Financial Officer)

                        *                               Controller (Principal Accounting Officer)     September 11, 2000
--------------------------------------------
                 Janette S. Chock

                        *                               Director                                      September 11, 2000
--------------------------------------------
               Christopher Anderson

                        *                               Director                                      September 11, 2000
--------------------------------------------
               Richard A. LeFurgy

                        *                               Director                                      September 11, 2000
--------------------------------------------
                 Michael Orsak

                        *                               Director                                      September 11, 2000
--------------------------------------------
                 Robert H. Reid


*By:       /s/ JAMES R. TOLONEN
--------------------------------------------
               James R. Tolonen
               Attorney-in-fact

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  Exhibits and Financial Statement Schedules.

(a)  The following exhibits are filed herewith:

Exhibit
Number                         Description of Document
------                         -----------------------
 1.01*  Form of Underwriting Agreement
 2.01* Stock Exchange Agreement among Registrant, Ameritrack, Inc. and the security holders of Ameritrack, Inc., dated as of September 28, 1999
 2.02* Stock Purchase and Exchange Agreement among Registrant, Extreme Interactive Media, Inc. and all of the security holders of Extreme Interactive Media, Inc., dated as of December 17, 1999
 3.01*  Registrant's Amended and Restated Certificate of Incorporation
 3.02* Registrant's Amended and Restated Certificate of Incorporation (to be filed immediately after the closing of this offering)
 3.03*  Registrant's Bylaws
 3.04* Registrant's Restated Bylaws (adopted February 22, 2000 with an effective date immediately following this offering)
 4.01*  Form of Specimen Certificate for Registrant's common stock
 4.02* Amended and Restated Investor Rights Agreement, dated as of December 20, 1999
 5.01* Opinion of Fenwick & West LLP regarding legality of the securities being registered
10.01* Form of Indemnity Agreement between Registrant and each of its directors and executive officers
10.02*  1999 Equity Incentive Plan and related agreements
10.03* 2000 Equity Incentive Plan and forms of stock option agreements and stock option exercise agreements
10.04*  2000 Employee Stock Purchase Plan and forms of related agreements
10.05* Adoption Agreement for Pan American Life Insurance Standardized 401(k) Profit Sharing Plan and Trust dated April 1, 1999, and related agreements
10.06* Offer Letter dated February 1, 1999 from Registrant to Mark A. Jung 10.07* Offer Letter dated January 18, 1999 from Registrant to Janette S. Chock 10.08* Offer Letter dated March 4, 1999 from Registrant to Elizabeth G. Murphy 10.09* Offer Letter dated March 15, 1999 from Registrant to Teresa M. Crummett 10.10* Offer Letter dated March 15, 1999 from Registrant to Kenneth H. Keller 10.11* Offer Letter dated October 18, 1999 from Registrant to James R. Tolonen 10.12* Secured Promissory Note between Registrant and Mark A. Jung, dated as of
        February 1, 1999
10.13* Secured Promissory Note between Registrant and Christopher Anderson, dated as of February 1, 1999
10.14* Secured Promissory Note between Registrant and James R. Tolonen and Ginger Tolonen Family Trust dated 9/26/96, dated as of October 20, 1999
10.15* Secured Promissory Note between Registrant and James R. Tolonen, dated as of November 30, 1999
10.16* Series A Preferred Stock and Series B Preferred Stock Purchase Agreement, dated as of January 7, 1999
10.17* Services and Support Agreement between Registrant and Imagine Media, Inc., dated as of January 7, 1999
10.18* Brisbane Technology Park Lease dated November 29, 1999, between Registrant and GAL-Brisbane, L.P.
10.19* Sublease Agreement dated as of May 1, 1999, between Registrant and Imagine Media, Inc.
10.20* Loan and Security Agreement dated November 8, 1999, between Registrant and Sand Hill Capital II, L.P.
10.21* Indemnity Agreement dated as of June 1, 1999, between Registrant and Richard LeFurgy
10.22*+ Desktop.com Letter Agreement dated as of December 29, 1999 between the
        Registrant and Desktop.com, Inc.
10.23*+ eCommerce and Content Agreement dated as of January 1, 2000 between the
        Registrant and EBWorld.com, Inc.
10.24*+ eCommerce Agreement dated as of October 15, 1999 between the Registrant and edu.com, Inc.
10.25*+ Content Agreement dated as of September 29, 1999 between the Registrant and Gloss.com, Inc.
10.26*+ eCommerce Agreement dated as of December 23, 1999 between the Registrant and Kabang.com, Inc.
10.27*+ Services and Promotion Agreement dated as of December 22, 1999 between the Registrant and Riffage.com, Inc.
10.28*+ Services and Promotion Agreement dated as of December 22, 1999 between the Registrant and X-drive, Inc.
10.29*+ Webcourier Provider Agreement dated as of November 29, 1999 between the
        Registrant and Microsoft Corporation
10.30*+ Webcourier Provider Agreement dated as of October 28, 1999 between the
        Registrant and Microsoft Corporation
10.31*+ Webcourier Provider Agreement dated as of October 25, 1999 between the
        Registrant and Microsoft Corporation
10.32*+ eCommerce Agreement dated as of February 1, 2000 between the Registrant and Drugstore.com, Inc.

Exhibit
Number                         Description of Document
------                         -----------------------
10.33*+ eCommerce Agreement dated as of February 29, 2000 between the Registrant and JobDirect.com
10.34*+ Lease dated March , 2000 between Registrant and 475 Park Avenue So. Co. 21.01* Subsidiaries of Registrant
23.01*  Consent of Fenwick & West LLP (included in Exhibit 5.01)
23.02*  Consent of Ernst & Young LLP, independent auditors
23.03*  Consent of Hamilton & Associates, Inc., independent auditors
23.04*  Consent of J.W. Hunt and Company LLP, independent auditors
24.01*  Power of Attorney
27.01   Financial Data Schedule (Year Ended December 31, 1999)
__________

*  Previously filed.

+ Portions of this exhibit have been omitted pursuant to an application for confidential treatment and filed separately with the Commission.

(b) Financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or the notes thereto.

                                 EXHIBIT INDEX


Exhibit
Number                                Description of Document
------                                -----------------------
27.01   Financial Data Schedule (Year Ended December 31, 1999)